ADVANCED MEDICAL PRODUCTS INC.
                        111 RESEARCH DRIVE
                   COLUMBIA, SOUTH CAROLINA   29203


                       NOTICE OF ANNUAL MEETING
                                  OF

                             STOCKHOLDERS


TO OUR STOCKHOLDERS:

             Notice is hereby given that the Annual Meeting of Stockholders of ADVANCED MEDICAL PRODUCTS INC. (the
"Company") will be held at the Company's facility at 111 Research Drive, Columbia, South Carolina, on Thursday, April 11, 1996, at 2:00 p.m. local time (the Annual Meeting"), for the following purposes:

             1. To elect six directors to serve on the Company's Board of Directors until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified as provided in the Company's By-Laws;

             2. To confirm and ratify the engagement of BDO Seidman as the Company's independent auditors for the fiscal year ending June 30, 1996; and

             3. To transact such other and further business as may properly come before the Meeting or any adjournment(s) thereof.

             The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on March 8, 1996 are entitled to notice of and to vote at the meeting and any adjournment thereof.
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING
IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY
MAIL THE ENCLOSED PROXY SO THAT YOUR SHARES
WILL BE REPRESENTED AT THE MEETING.

                                 By Order of the Board of Directors



                                 Deborah Riente, Vice President and
                                 Secretary

                    ADVANCED MEDICAL PRODUCTS INC.
                          111 RESEARCH DRIVE
                    COLUMBIA, SOUTH CAROLINA   29203


                             PROXY STATEMENT


             The accompanying proxy (the "Proxy") is solicited on behalf of the Board of Directors of Advanced Medical Products Inc., a
Delaware corporation (the "Company"), for use at the Annual
Meeting of Stockholders of the Company to be held at Advanced
Medical Products Inc., 111 Research Drive, Columbia, South
Carolina on Thursday, April 11, 1996 at 2:00 p.m. (the "Annual
Meeting"). Only holders of record of the Company's Common Stock at the close of business on March 8, 1996 will be entitled to vote.
At the close of business on that date, the Company had 3,438,576 shares of Common Stock outstanding and entitled to vote. A majority, or 1,719,288 of these shares, will constitute a quorum for the transaction of business. This Proxy Statement is being first mailed to stockholders on or about March 20, 1996.

               VOTING RIGHTS AND SOLICITATION OF PROXIES

             Holders of Common Stock are entitled to one vote for each share held as of the above record date. Shares of Common Stock may not be voted cumulatively for the election of directors. The aggregate number of votes entitled to be cast by all stockholders present in person or represented by proxy at the Annual Meeting, whether those stockholders vote "for," "against," "abstain" or give no instructions, will be counted for purposes of determining the minimum number of affirmative votes required to ratify the selection of Independent Public Accountants and the total number of shares cast "for" this proposal will be counted for purposes of determining whether sufficient affirmative votes have been cast.
An abstention from voting on a matter by a stockholder present in person or represented by proxy at the Annual Meeting has the same effect as a vote "against" the matter. In the event that a broker indicates on a Proxy that it does not have discretionary authority to vote certain shares on a particular matter, those shares will not be considered present and entitled to vote with respect to that matter.

             Each nominee to serve on the Company's Board of Directors, to be elected, must receive a plurality of the votes of the shares presented in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors (provided a quorum is present). Vote "Withheld," as well as broker non-votes, will not contribute to the number of votes required to elect a director.





             Ratification of selection of independent public accountants, require for approval the affirmative vote (a vote "For") of a majority of the outstanding shares of Common Stock of the Company present in person or by proxy at the Annual Meeting and entitled to vote (provided a quorum is present). Votes "Against" and "Abstain" will count toward the number of shares voted at the Annual Meeting, but will not contribute toward the required number of votes necessary. Broker non-votes will be counted toward the number of shares present at the Annual Meeting for determining whether a quorum is present but will not be counted toward the number of shares present and entitled to vote with respect to the matter on which the broker non-vote is given.
Therefore, if broker non-votes are received with respect to this proposal, they will not be counted in determining the number of affirmative votes necessary to approve such proposal.

             Unless otherwise instructed by the stockholder or described herein, each valid returned Proxy in the form accompanying this Proxy Statement that is not revoked will be voted in the election of directors "FOR" the nominees of the Board of Directors, "FOR" ratification of the selection of independent public accountants, and at the Proxy holder's discretion, on such other matters, if any, that may come before the Annual Meeting (including any proposal to adjourn the Annual Meeting).

             Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised. Proxies may be revoked by giving written notice to the Secretary of the Company and the issuance of a subsequent proxy will revoke any prior proxy even though written notice of revocation is not given.

             NO PERSON IS AUTHORIZED TO GIVE ANY
INFORMATION OR MAKE ANY REPRESENTATIONS NOT
CONTAINED IN THIS PROXY STATEMENT, AND IF GIVEN,
SUCH INFORMATION OR REPRESENTATION SHOULD NOT
BE RELIED UPON AS HAVING BEEN AUTHORIZED.  THE
DELIVERY OF THIS PROXY STATEMENT SHALL NOT,
UNDER ANY CIRCUMSTANCES, IMPLY THAT THERE HAS
BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY
SINCE THE DATE HEREOF.

Certain Relationships and Related Transactions

             On January 12, 1996 Carolina Medical, Inc. ("Carolina Medical"), a privately held medical device manufacturing company located in King, North Carolina, purchased 750,000 shares or 21.81% of Advanced Medical Products authorized but unissued common stock for $150,000. Carolina Medical or its affiliate BIOTEL International, Inc. ("BIOTEL"), a holding company that owns a majority interest in Carolina Medical's stock, has agreed to purchase an additional 1,400,000 shares of Advanced Medical's common stock within 105 days for an additional $280,000, subject to certain defined terms and conditions. In the event Carolina Medical (or BIOTEL) purchases the additional 1,400,000 shares of common stock, Carolina Medical (or BIOTEL) will beneficially own an aggregate of 2,150,000 shares, or 44.44%, of the Company's common stock. Ronald G. Moyer, Chairman and Chief Executive Officer of Carolina Medical Inc. and C. Roger Jones, President of Carolina Medical were appointed to the Company's Board of Directors on January 12, 1996. L. John Ankney and David A.
Heiden, outside directors, were appointed to the Company's Board of Directors on January 25, 1996.

             In addition, Advanced Medical entered into a Licensing Agreement with Carolina Medical to utilize the technology embodied in Advanced Medical's Ultra PCI portable hand-held ultrasound product line for other applications that will not be directly competitive with Advanced Medical's current portable applications.

             Clarence P. Groff resigned effective January 12, 1996 as the Company's President, Treasurer, Chief Executive Officer, Chief
Financial Officer, Principal Accounting Officer and member of the
Company's Board of Directors.  Ronald G. Moyer was elected as the
Company's President and Treasurer at a meeting of the Board of Directors on January 25, 1996. During the course of 1996, Mr.
Groff will be paid the sum of $75,000 in severance, in addition to past due accrued salary and expenses, and his health insurance premium will be paid by the Company. His employment contract has been terminated and he has agreed not to compete with the Company before January 1, 1998.

     Prior to the January 12 Agreements, Mr. Groff owned or exercised voting control over an aggregate of approximately 38.01% of the outstanding common stock (which constituted the largest single voting block of the Company's outstanding common stock). Assuming full consummation of the January 12 Agreements, BIOTEL will assume voting control over 44.44% of the Company's outstanding voting stock. The January 12 Agreements immediately vest control over the Company's Board of Directors in BIOTEL and, upon full consummation of the January 12 Agreements, will vest effective voting control over the Company's common stock in BIOTEL. The Company is advised that decisions by Carolina
Medical and BIOTEL that could impact upon the Company will be made by C. Roger Jones and Ronald G. Moyer, respectively.

                    VOTING SECURITIES AND
                  PRINCIPAL HOLDERS THEREOF

             The following table sets forth, as of the Record Date, certain information concerning beneficial ownership of the Company's Common Stock by (i) each person known to the Company to own 5% or more of the Company's Common Stock, (ii) each director of the Company and (iii) all directors and officers of the Company as a group.






                                                          Percent
                           Amount and Nature                of
Name & Address           of Beneficial Ownership (1)     Class (2)

Clarence P. Groff                       984,366 (3)        28.54%
231 N. Woodlake Dr.
Columbia, SC 29223

Carolina Medical                        750,000 (4)        21.8%
157 Industrial Drive
King, NC 27021

Ronald G. Moyer                         750,000 (4)        21.8%
111 Research Drive
Columbia, SC 29203

C. Roger Jones                          1,366,666 (3),(4) 39.75%
111 Research Drive
Columbia, SC 29203

Steven Berkowitz, M.D.                    264,200 (5)       7.68%
22 Malke Drive
Wayside, NJ 07712

George L. Down                            196,766 (6)        5.72%
111 Research Dr.
Columbia, SC 29203

James H. Brown                            162,058 (7)        4.68%
111 Research Dr.
Columbia, SC 29203

Officers and Directors at 1,839,271 (3),(4),(6),(7),(8)     53.49%
a Group (of 4 persons)

(1) As used herein, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934 as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, including a right to acquire such power(s) during the next 60 days.

(2) Does not give effect to the issuance of up to 178,556 shares in the event of exercise of outstanding qualified and non-qualified stock options (except to the extent Securities and Exchange Commission rules require the table to give effect to the issuance of such shares).

(3) Includes 264,200 shares over which Mr. Groff exercises voting power pursuant to the terms of a voting trust agreement with Dr. Steven Berkowitz. The remaining 100,500 shares in the voting trust are disbursed among eight individuals. Also includes 3,000 shares issuable in the event of exercise of currently exercisable stock options. Mr. Groff has granted to C. Roger Jones an Irrevocable Proxy as to the 616,666 shares owned by Mr. Groff authorizing such designee to represent the shares at any meeting for the purpose of establishing a quorum but to abstain from casting a vote.

(4) Ronald G. Moyer as Chairman and controlling shareholder of Carolina Medical, and C.
Roger Jones as President and Director of Carolina Medical, may be deemed to be beneficial owners of the shares owned by Carolina Medical Inc. by virtue of their control over the voting power of those shares. (See "Certain Relationships and Related Transactions".)

(5) The shares owned by Dr. Berkowitz are subject to the voting trust agreement described in note 3, above.

(6)  Includes (i) 14,976 shares owned of record by the Helen L.
Down Trust (Helen Down is
the mother of Mr. Down), for which Mr. Down serves as trustee and (ii) 19,576 shares owned of record by members of Mr. Down's family, which shares are subject to voting proxies held by Mr. Down.

(7) Includes 1,000 shares issuable in the event of exercise of currently exercisable stock options. Also includes (i) 2,342 shares owned of record by the spouse of Mr. Brown and (ii) 11,900 shares owned of record by Mr.
Brown's sister-in-law, which shares are subject to a voting proxy held by Mr. Brown.

(8) Includes 52,924 shares beneficially owned by the Secretary of the Company (9,643 of which are subject to the voting trust agreement described in note 3, above) and 70,500 shares issuable in the event of exercise of currently exercisable stock options granted to such officer.


                           ELECTION OF DIRECTORS

             At the Annual Meeting, six directors will be elected to serve on the Company's Board of Directors until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified as provided in the By-Laws.

             Ronald G. Moyer, L. John Ankney, James H. Brown, George L. Down, David A. Heiden and C. Roger Jones will be nominated at the Annual Meeting for election to the Board of Directors, and each has consented to serve as such, if elected. In order to be elected, each such nominee must receive the affirmative vote of a plurality of stock having voting power and present at the Annual Meeting.

                           BACKGROUND OF DIRECTORS

             Set forth below is information concerning each of the Company's executive officers and each nominee to become a director.

Name                       Age          Position
Ronald G. Moyer            60           President, Treasurer and
                                        Chairman of the Board

L. John Ankney             67          Director

James H. Brown             47          Vice President, Assistant
                                       Secretary and Director.

George L. Down             55          Director

David A. Heiden            48          Director

C. Roger Jones             56          Director

Deborah Riente             40          Vice President and Secretary

             RONALD G. MOYER is the President, Treasurer and Chairman of the Board of the Company. Since 1992 he has been the Chief Executive Officer and Chairman of Carolina Medical
Inc., a manufacturer of medical instruments. From 1991 to 1992 he served as Director of Mergers and Acquisitions for Dominion Holdings Group, a Merchant Bank. From 1989 to 1991 he served as Executive Vice President and Chief Operating Officer of CXR Corporation, an AMEX listed company. Prior to that time since 1969 he was the President, Chief Executive Officer and Chairman of the Board of Digilog, Inc., a NASDAQ listed public company.
He received an MS in Aerospace Engineering from Drexel
University in 1963 and completed the Harvard Business School
Small Corporation Management Program in 1981.



             L. JOHM ANKNEY served as President and Director from
1970 to 1993 for Transnational Electronic and Funding Corporation, an investment, venture capital, and management consulting company. From 1968 to 1970 he was Senior Vice President at
Computer Leasing Company, and prior to that time he was President and Director for Holland Associates. Mr. Ankney served as a director of Digilog, Inc. from 1974 to 1989.

             JAMES H. BROWN is Vice President, Assistant Secretary and a Director of the Company and currently supervises the Company's domestic and international sales functions, including
OEM sales. He has served as Vice President and a Director since the Company's inception in September 1986, and an Assistant Secretary since August 1992. Mr. Brown received his Master of Science degree in electrical engineering from Polytechnic Institute of New York in 1975 and a Bachelor of Science degree in physics from Georgia Tech in 1970. Mr. Brown devotes his full-time to the business of the Company.

             GEORGE L. DOWN, has served as a Director of and consultant to the company since its inception in September 1986, and since January 1993, has been employed as the Company's Coordinator of Communication and Design. Until December 1992, and for more than the preceding five years, he served as the president of Design Realizations, Ltd. ("DRL"), a closely held corporation founded by Mr. Down, where he performed design and packaging services for a variety of companies. Mr. Down received a Bachelor of Science in Industrial Design degree from Syracuse University in 1964. Mr. Down devotes his full time to the affairs of the Company.

             DAVID A. HEIDEN, is President and CEO of Urological Care America, Inc., a company focused on enhancing the practice of urology in the managed care environment. He served as President and CEO of Lithotripter Technologies of the Americas from 1985 to 1988. Prior to that he was Vice President of Marketing and Sales for Dornier Medical Systems.

             C. ROGER JONES, has served as President and Chief Operating Officer of Carolina Medical since 1985. From 1970 to 1985, he was Vice President of Sales & Marketing. He has been with Carolina Medical since 1961. He has served as Chairman for Eagle Golf Ball Company, Inc. since 1988.

             DEBORAH RIENTE has served as Vice President of the Company since December 1993. She also has served as the Company's Corporate Secretary since August 1992, and serves as Director of Human Resources and Corporate Administration. From July 1991 until July 1992, Ms. Riente was employed as the Company's Human Resources Manager, and from 1987 to July
1991, served as an administrative assistant for the Company. Ms. Riente devotes her full-time to the business of the Company.


             The Company's Board of Directors is comprised of Messrs. Moyer, Ankney, Brown, Down, Heiden and Jones. The term of office of each Director commences on the date of the Company's
Annual Meeting of Stockholders, and continues for one year thereafter, or until his successor is duly elected and qualified.

             Directors do not receive compensation for their services as such, but are and will be reimbursed for their reasonable out-of-pocket expenses incurred in their capacities as members of the Board of Directors.

             The ownership of the Company's Common Stock by each of the foregoing nominees is set forth above under the caption "Voting Securities and Principal Holders Thereof".

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE
             FOR THE ELECTION OF EACH OF THE NOMINATED
                           DIRECTORS.

             Board of Directors' Meetings and Committees

             During the fiscal year ended June 30, 1995, the Board of
Directors held a total of four        meetings.  No director then in
office attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board held during the period he has been a director and (ii) the total number of meetings held by all committees of the Board on which such director served during such period.

             With the addition of four new Directors, the Company has initiated an Audit Committee comprised of Mr. Heiden as Chairman, with Mr. Ankney as a member. The Audit Committee will exercise the following powers: (1) nominate the independent auditors of the Company to be approved by the Board of Directors;
(2) meet with the independent auditors to review the annual audit;
(3) assist the full Board in evaluating the auditor's performance; and
(4) review internal audit and control procedures, related party transactions and, where appropriate, potential conflict of interest situations.

             A Compensation Committee has also been initiated. Mr. Ankney is Chairman and Mr. Heiden is a member. The
Compensation Committee will set up and administer the Company's salary, cash bonus, stock and other compensation plans for the Company's officers. Additionally, the Compensation Committee administers the Company's Employee Stock Purchase Plan and other stock benefit plans for officers and employees.

             It is anticipated that immediately following the Annual Meeting, the Board of Directors will hold a meeting of the Board of Directors. At such meeting, it is anticipated that the current officers of the Company will be re-elected to serve in their present capacities until the next annual meeting of the Board of Directors or until their successors are duly elected and qualified.

                           Executive Compensation

             The following table discloses certain summary information concerning the compensation paid for services rendered in all capacities to the Company for the three fiscal years in the period ended June 30, 1995, to the Company's Chief Executive Officer.
No other officer other than the Chief Executive Officer had a total annual salary and bonus in excess of $100,000.

                           Summary Compensation Table
                                                                    Long-Term
                                                                 Compensation
                     Annual Compensation                         Awards
Name                Fiscal                  Other
and                 Year                    Annual                 All Other
Principal           Ended    Salary  Bonus  Compensation  Options  Compensation
Position            June 30    ($)    ($)        ($)        (#)       ($)

Clarence P. Groff    1995   127,828   -0-     94,371 (A)    -0-       -0-
Chief Executive      1994   117,011  1,000    28,263 (A)    -0-       -0-
 Officer             1993   108,286  3,000    45,884 (A)    -0-       -0-



(A)  Amounts reported relect the dollar value of the following:

                      Employer
                      Contributions  Life
Named Executive       Under Profit   Insurance  Car       Performance
Officer        Year   Sharing Plan   Premiums  Allowance    Plan
Clarence P.    1995   1,416           -0-      5,250      12,120
  Groff        1994   1,036           4,212    9,000      12,596
               1993   -0-             2,278    9,000      12,566

                      Cancellation of
                      Indebtedness &
                      Interest Free     Relocation
               Year        Loan         Expenses
               1995     66,051(B)        9,534
               1994      1,419             -0-
               1993        866          21,174

(B) $65,755 was cancellation of indebtedness. This was comprised of two loans totalling $45,641.31, and $20,113.69 of household expenses related to Mr. Groff's relocation in early 1993.

Employment Agreements

             Effective July 1, 1992, the Company entered into executive employment agreements with Clarence P. Groff and James H.
Brown. Effective January 1, 1993, the Company entered into an employment agreement with George L. Down.

             As of year end June 30, 1995 and continuing until January 26, 1996, these employment agreements were in effect. However, coincident with the investment by Carolina Medical, and the resulting change in control, all employment agreements have been terminated.

Performance Plan

             The Company instituted a Quarterly Performance and Salary Adjustment Plan (the "Performance Plan") for key management and administrative personnel. Pursuant to the Performance Plan, the employee's salary was reviewed on a quarterly basis and could be increased, up to a maximum of 25% of base salary, in accordance with a formula based upon achieving certain objectives and goals previously agreed to by the Company and the employee. Effective January 19, 1996, this plan was terminated.

Limitation on Liability of Directors; Indemnification

             The Company's Certificate of Incorporation provides that a director of the Company will not be personally liable to the Company or its shareholders for monetary damages for breach of the fiduciary duty of care as a director, including breaches which constitute gross negligence. However, this provision does not eliminate or limit the liability of a director of the Company (i) for breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law
(relating to unlawful payment of dividends or unlawful stock repurchases or redemptions), (iv) for gaining a financial profit or other personal advantage to which he or she was not entitled or (v) for breaches of a director's responsibilities under the Federal securities laws.

             ENGAGEMENT OF AUDITORS

             Financial Statements of the Company are contained in the Company's Annual Report for the fiscal year ended June 30, 1995, a copy of which is delivered to Stockholders herewith. Such
Financial Statements were audited by BDO Seidman, the Company's independent public accountants.

             At the Annual Meeting, Stockholders will be requested to confirm and ratify the appointment of BDO Seidman as the Company's independent auditors for the fiscal year to end June 30, 1996. The Board of Directors recommends that Stockholders confirm and ratify the appointment of BDO Seidman.
Confirmation and ratification requires the affirmative vote of a majority of stock having voting power present at the meeting.

             Representatives of BDO Seidman are expected to be present at the Annual Meeting to respond to stockholder questions, and will be given an opportunity to address the Stockholders, if they so desire.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE
             FOR RATIFICATION OF BDO SEIDMAN AS THE
             COMPANY'S PRINCIPAL INDEPENDENT
             ACCOUNTANTS.

             RIGHTS OF DISSENTING STOCKHOLDERS

             There are no rights of appraisal or similar rights of dissenters with respect to any matter proposed to be acted upon at the Annual Meeting.

             OTHER PROPOSED ACTION

             The only business which the Board of Directors intends to present to the Annual Meeting are the proposals set forth above.
The Board of Directors is not aware at the time of solicitation of the enclosed proxy of any other matter which may be presented for action at the meeting. In the event that any other matter should come before the meeting for action, the enclosed proxy will be voted in such manner as the named proxies determine in accordance with their best judgment.

                     SUBMISSION OF
             PROPOSALS BY SECURITY HOLDERS

             The Company's next Annual Meeting of Stockholders has tentatively been scheduled to take place on Thursday, December 12, 1996. Stockholders who intend to present proposals for consideration at the next Annual Meeting of Stockholders are advised that such proposals must be received no later than August 10, 1996, to be included in the proxy statement or information statement to be used in connection with such meeting. Proposals should be sent to the Secretary, Advanced Medical Products Inc., 111 Research Drive, Columbia, South Carolina 29203.